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                                                                  EXHIBIT 10(b)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this 27th day of March, 1996, between Glacier Bancorp, Inc., a corporation incorporated under the laws of the State of Delaware ("Company"), Glacier Bank FSB, a National corporation and a wholly owned subsidiary of the Company ("Bank") (collectively, the "Employers"), and John S. MacMillan ("Executive").

                                    RECITALS

         A. The Executive presently is the president, Chief Executive Officer and Chairman of the Bank and of the Company.

         B. The parties desire to define and set forth the current duties and responsibilities of the Executive in all his capacities with the Company, its subsidiaries and the Bank, provide for contract renewals, and to further induce the Executive to continue active participation in the business of the Employers.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and for other valuable consideration, the parties agree as follows:

1. Employment. The Employers herein employ the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2.       Duties.

         (a) The Executive is employed as President/Chief Executive Officer and Chairman of the Bank and of the Company and his duties and responsibilities in those capacities are those as set forth in the document hereto annexed, entitled "President-CEO-Chairman" and by reference made part of this agreement.

         (b) During the term of employment under this agreement, Executive will apply on a full time basis (allowing for usual vacations and sick leave) all of his skill and experience to the performance of his duties in this employment. The Executive may have other business investments and participate in other business ventures, provided such activities shall not interfere or be inconsistent with his duties hereunder.

3. Basic Compensation. For all services rendered by the Executive under this agreement, the Employer shall pay the Executive a base salary of $180,000.00 per year.

4. Term. This agreement shall terminate March 27, 1997, the anniversary date; provided however, on that anniversary date and each anniversary thereafter the Boards of Directors of the Employers shall consider, with appropriate corporate documentation thereof, and after taking into account all relevant factors including Executive's performance hereunder, renewal of the term of employment under this agreement for an additional one year and the term of agreement shall be renewed, unless either the Boards of Directors of the Employers do not approve such renewal and provide written notice to the Executive of such event, or the Executive gives written notice to the Employers not less than thirty (30) days prior to any such anniversary date of the



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         Executive's election not to extend the term beyond its then scheduled expiration date.

5.       Covenant not to Compete.

         (a) During the term of Executive's employment and for one year after the termination of such employment, if such employment is terminated by Employers for cause (as defined under Section 12(b)), or by the Executive (except pursuant to the provisions of Section 6 following a change in control), Executive will not, without the prior written approval of the Boards of Directors of Employers, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition with Employers or any subsidiary of Employers as the business of Employers or their subsidiaries may be constituted during the term of Executive's employment or at the termination thereof.

         (b) For the purpose of this paragraph, business enterprise with which Executive becomes associated as an officer, employee, agent, partner or director shall be considered in "substantial direct competition", if such enterprise is a bank, savings and loan association, credit union or other equivalent financial institution operating or maintaining an office or branch in Flathead or Lake or Lincoln or Glacier or Yellowstone Counties, Montana.

6. Benefits Upon Termination. If the Executive's employment is terminated subsequent to a Change in Control of the Company by (i) either of the Employers other than for Cause, Disability, Retirement or as a result of the Executive's death or (ii) by the Executive for any reason, then the Employers shall, subject to the provisions of Section 7 hereof, if applicable:

         (a) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first day of the month following the Date of Termination, a cash amount equal to the product determined by multiplying (i) the Executive's Annual Compensation by (ii) the lesser of (A) the difference between the number 65 and the Executive's age in years and fractions thereof on the Date of Termination, and (B) the number 2.99; and

         (b) maintain and provide for a period ending at the earlier of (i) three (3) years after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than the Employers' Pension Plan, Profit sharing Plan and any other retirement plan of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in subparagraph (b) above is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of


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                 Termination.

7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which Executive has the right to receive from Employers, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), Executive may request that the payments and benefits pursuant to
         Section 6 hereof shall be reduced, in the manner determined by the Executive.

8.       Mitigation: Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise except as specifically provided in
                  Section 6(b).

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with Employers pursuant to employee benefit plans of the Employers or otherwise.

9. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

10. Assignability. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.      Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.



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12.      Definitions. For the purposes of this agreement the following words and terms shall have the following meanings:

         (a) Annual Compensation. The Executive's "Annual Compensation" shall be deemed to mean the highest level of compensation paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years ending during the calendar year in which the Date of Termination occurs, including base salary and bonuses under any employee benefit plans of the Employers.

         (b) Cause. Termination by the Employers of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

         (c) Change in Control of the Company. "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
                  Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if
                  (i) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (e) Disability. Termination by the Employers of the executive's employment based on "Disability" shall mean termination because of the Executive's failure to perform the normal and usual duties of his employment with the Employers for one hundred and thirty (130) consecutive business days as a result of the Executive's incapacity due to physical or mental illness.


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         (f)      Notice of Termination. Any purported termination by the
                  employers for Cause, Disability or Retirement or by the Executive for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (g) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

13. Regulatory Actions. The following provisions shall be applicable to the parties only to the extent that they are deemed to be required to be included in severance agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and under such circumstances shall be deemed to be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 3 hereof.

         (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIC") 12 U.S.C. Section 1818(e)(3) and Section 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section S(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and
                  (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the


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                  Bank under the authority contained in Section 13(3) of the
                  FDIC (12 U.S.C. Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director of his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

14. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Company and the Bank hereunder shall be suspended in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to
         Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

15. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Employers:           Glacier Bancorp, Inc.
                                              202 Main Street
                                              Kalispell, Montana 59901-4454
                                              Attention: Michael J. Blodnick

                  To the Executive:           John S. MacMillan
                                              540-6th Avenue East
                                              Kalispell, Montana 59901

16. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Montana.

18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

19. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have executed this Agreement this 27th day of March, 1996, signed by the officers of the Employers as authorized and designed by the Boards of Directors.


Attest:                                     GLACIER BANCORP, INC.



/s/ Joan L. Holling                         By:/s/ Michael J. Blodnick
-----------------------                        ------------------------------
Joan L. Holling                                      Michael J. Blodnick
Assistant Secretary                                  Executive Vice-President


Attest:                                     GLACIER BANK, FSB



/s/ Joan L. Holling                          By:/s/ Michael J. Blodnick
-----------------------                        ------------------------------
Joan L. Holling                                      Michael J. Blodnick
Assistant Secretary                                  Executive Vice-President



                                             /s/ John S. MacMillan
                                             -------------------------------
                                             John S. MacMillan


                                             Witness:


                                             -----------------------------------




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                             PRESIDENT/CEO/CHAIRMAN

As President, 1. Oversee the operations of Glacier Bancorp, Inc. and Glacier Bank FSB to accomplish the goals set at our annual planning session in a concise and efficient manner. 2. Have Glacier Bancorp, Inc. and Glacier Bank place in the top quartile in:

                           a) Peer group
                           b) A return on assets of 1%
                           c) A 15% return on equity.

As Chairman, report directly to the Board of Directors, the Bank and Holding Company's highest authority. The Board directs the activities of the Bank determining the strategic objectives and the source of all its policies. Specific responsibilities of the board include (1) selection and supervision of the President. 2. Establish strategic objectives and long-term goals, 3. Determine Bank policies, 4. Provide overall direction for the Bank, 5. Monitor short-term plans and budgets, 6. Monitor Bank performance and 7. Spokesman for Glacier Bancorp and Glacier Bank.

RESPONSIBLE TO PRICE LOANS TO MAXIMIZE GROSS INCOME AND BE COMPETITIVE IN MARKET AREAS.

         Performance Standards:

         1. The net interest margin is in the top quartile on the FHLB 12th District peer group comparison with all Montana Savings and Loans and 12th District 250-500 sized thrifts/banks.

         2. The commercial loan officer is directed to originate profitable loans and the real estate and consumer loan departments are directed to increase quality loan volume.

RESPONSIBLE FOR SUPERVISION OF LIABILITY MANAGEMENT.

         Performance Standards:

         1. Through supervising liability manager, the price of savings and checking maintains a deposit base with a 5-10% growth and is priced to be in the median to low quartile peer group.

         2. Glacier Bank is in the lowest quartile of FHLB 12th District peer group comparison with all Montana S&L's and $200-300 million sized thrifts.

         3. Oversees liquidity investment portfolio management to maximize yield and protect principal with concern in matching assets and liabilities.


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RESPONSIBLE FOR NON-INTEREST INCOME

         Performance Standards:

         1.       Non-interest income is increased over the previous year.

         2.       Bank is in highest quartile in non-interest income.

RESPONSIBLE FOR SUPERVISION OF ALL MANAGERS.

         Performance Standards:

         1. All business and regulations are kept current and are communicated to managers and staff within one week of receipt of regulation.

         2.       A branch managers' meeting is conducted once a quarter.

         3. Sets performance standards for management employees and conducts a performance evaluation of senior officers, department heads and branch managers annually.

         4.       Makes hiring or promotion decisions at management level.

RESPONSIBLE FOR MEANINGFUL MANAGEMENT REPORTS.

         Performance Standards:

         1. In supervising the Chief Financial Officer, the following reporting is accomplished: a) Asset-Liability report quarterly; b) More accurate computation of net interest spread daily weighted average; c) 10-K's and 10'Q's are prepared and sent out during regulation time frame.

         2. Monthly operations summary is out the Friday before Board meeting.

RESPONSIBLE FOR STOCKHOLDER RELATIONS.

         Performance Standards:

         1. Preparation of quarterly reporting is done on time. Annual report is audited to report to public within 35 days of fiscal year end. Proxy and Annual report is completed 25 days before annual meeting.

         2. Information is always current to answer any stockholders questions.

         3. Meet with security analysts from time to time and discuss financials.


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         4.       Stock information is coordinated with stock transfer agent.

         5.       News releases are given out within 24 hours of decisions

RESPONSIBLE FOR THE ADMINISTRATION AND SERVING AS TRUSTEE OF PROFIT SHARING AND PENSION PLANS.

         Performance Standards:

         1. Administration committee meets quarterly regarding investments.

         2. Reviews investment and trustee service reports quarterly and annually. The trustee service agents are supplied with information as needed.

         3. New regulations, as required and provided by plans' trustee, are reviewed and put in place.

RESPONSIBLE TO BOARD OF DIRECTORS FOR PLANNING AND IMPLEMENTING BOARD OBJECTIVES AND GOALS.

         Performance Standards:

         1. Analyzes and directs new projects i.e. acquisitions/ mergers; assigns responsibilities and tasks to appropriate personnel.

         2. Attends workshops/conferences regarding our industry, evaluate Glacier Bancorp, Inc. and Glacier Bank's standing in industry, and provides updated information to Board of Directors for planning.

         3. Subscribes to informational material to assist in forecasting and monitoring, i.e. Sheshunoff.

RESPONSIBLE FOR PLANNING

         Performance standards:

         1. Coordinate the development of long-range and short-range goals with the Board of Directors and senior management in January each year.

         2. Coordinates and approves the administration of all major bank policies and procedures.

         3. Review and approve all major physical plant additions or alterations within the system.

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RESPONSIBLE FOR INITIATING, DIRECTING AND DEVELOPING STRATEGIES FOR EXTERNAL
GROWTH POTENTIAL IN ACQUISITION/BRANCHING ACTIVITIES.

         Performance standards:

         1.       Initiates strategies and reports on timely basis.

         2.       Uses established external relationships for assistance.

         3.       Arranges meeting with appropriate participants.

RESPONSIBLE FOR MANAGEMENT SUCCESSION

         Performance standards:

         1. Assure the selections and development of the Bank's senior management.

         2. Provide salary administration, management incentive, department performance objectives, to insure team efforts toward the attainment of Bank, Branch, and department goals.

RESPONSIBLE FOR COMMUNICATIONS THROUGHOUT BANK SYSTEM

         Performance standards:

         1. Provides leadership to Board of Directors and is liaison between the Board and Management team in disseminating information, establishing objectives and in appraising results of activities of the Bank.

         2. Assures that any changes in objectives, policies and plans are effectively explained to operating personnel by means of memos, letters, or staffing meetings.

         3. Encourages free interchange of operational and personnel information, opinions, ideas and recommendations.

RESPONSIBLE FOR MAINTAINING EXTERNAL RELATIONSHIP WITH FEDERAL, STATE, AND LOCAL GOVERNMENTS AND WITH CUSTOMERS.

         Performance standards:

         1. Stays abreast of governmental issues or regulations in order to have input in the area affecting the financial industry.




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RESPONSIBLE FOR REPRESENTING BANK AND PROVIDING LEADERSHIP IN KEY
COMMUNITY ACTIVITIES MAINTAINING A PROPER RESPONSIBLE CITIZEN STATURE FOR THE BANK.

         Performance standards:

         1. Is involved in the development and growth of the community through local committees.

         2. Is available for committee work or directorship of civic, social, or charitable organizations.

         3. Encourages other Glacier Bancorp and Glacier Bank employees to belong to organizations whereby appropriate networking is an opportunity for Glacier Bancorp and Glacier Bank's growth or goodwill.

RESPONSIBLE FOR SAFETY AND SOUNDNESS AND COMPLIANCE OF GLACIER BANCORP, INC. AND GLACIER BANK

         Performance standards:

         1. Conduct assignments through internal auditor and compliance officers, to staff members responsible for providing information as requested by the OTS.

         2.       Assures internal auditor conducts routine compliance meetings.

         3. Assigns specific task force committees to assure new compliance issues such as "fair lending" are implemented.

         4. Provide information and oversee policies with regards to conflict of interest between outside business affiliations and officers, directors and major stockholders.

         5. Assures the bank(s) has a current code of ethics, insider trading and reviews it with the Board and staff in April of each year.



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